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                                                                   Exhibit 10.17


                  NIPSCO INDUSTRIES, INC. NONEMPLOYEE DIRECTOR
                           RESTRICTED STOCK UNIT PLAN

1.   Purpose
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     NIPSCO Industries, Inc. (the "Corporation") has adopted the NIPSCO
Industries, Inc. Nonemployee Director Restricted Stock Unit Plan (the "Plan"), effective as of January 1, 1999.

     The purpose of the Plan is to provide deferred compensation to nonemployee directors of the Corporation ("Nonemployee Directors"). Such deferred compensation shall be based upon the award of Restricted Stock Units, the value of which is related to the value, and the appreciation in the value, of the common stock of the Corporation (the "Common Stock"). The Plan is also intended to benefit the Corporation by enhancing the interest of Nonemployee Directors in the growth and success of the Corporation.

2.   Administration
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     The Plan shall be administered by the Nominating and Compensation Committee
(the "Committee") of the Board of Directors of the Corporation (the "Board") . Subject to the provisions of the Plan, Nonemployee Directors shall be granted Restricted Stock Units under the Plan.

     The Committee shall have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any Restricted Stock Units may be granted or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to the Plan.

3.   Grants
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     Each Nonemployee Director on the Board on April 14, 1999 shall receive a grant of 500 Restricted Stock Units on such date. Each Nonemployee Director who is subsequently elected or reelected as a member of the Board shall receive a grant of 500 Restricted Stock Units upon the date of each such election or reelection. In no event however, will any grant be made hereunder to a Nonemployee Director after December 31, 2002.

     The maximum number of Restricted Stock Units that may be awarded under the Plan shall not exceed an aggregate of 25,000. If any Restricted Stock Units awarded under the Plan shall be forfeited or canceled, such Restricted Stock Units may again be awarded under the Plan. Restricted Stock Units shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.



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4.   Restricted Stock Units
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     Restricted Stock Units granted to a Nonemployee Director shall be credited to a Restricted Stock Unit Account (the "Account") established and maintained for such Nonemployee Director. The Account of a Nonemployee Director shall be the record of Restricted Stock Units granted to him under the Plan, is solely for accounting purposes and shall not require a segregation of any assets of the Corporation. Each Restricted Stock Unit shall be valued by the Committee, in the manner provided in Section 8, as of the date of grant thereof. Each grant of Restricted Stock Units under the Plan to a Nonemployee Director and the value of such Restricted Stock Units as of the date of grant shall be communicated by the Committee in writing to the Nonemployee Director within thirty (30) days after the date of grant.

5.   Dividends on Restricted Stock Units
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     Additional Restricted Stock Units shall be credited to each Nonemployee
Director's Account with respect to Restricted Stock Units included in such Account from time to time, to reflect dividends paid to stockholders of the Corporation with respect to the Common Stock. These additional Restricted Stock Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

6.   Maturity of Restricted Stock Units
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     (a)  Restricted Stock Units granted to a Nonemployee Director shall mature according to the following schedule:

          Anniversary of Grant                         Percentage of
               Date                                    Matured Units

               First                                        20%
               Second                                       40%
               Third                                        60%
               Fourth                                       80%
               Fifth                                       100%

     (b) Notwithstanding the provisions of paragraph (a) next above, all Restricted Stock Units granted to a Nonemployee Director shall become fully matured upon the Nonemployee Director's termination of service on the Board due to death, disability or a Change in Control of the Corporation. For purposes of this Section, a Nonemployee Director will be considered disabled if, in the determination of the Committee, he is subject to a physical or mental condition which is expected to render the Nonemployee Director unable to perform his usual duties or any comparable duties as a member of the Board. For purposes of this Section, a Change in Control of the Corporation shall be deemed to have occurred if any one of the occurrences of "Change in Control"


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set forth in the Change in Control and Termination Agreements between the
Corporation and certain executive officers thereof shall have been satisfied.

7.   Payment for Restricted Stock Units
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     (a)  Upon a Nonemployee Director's termination of service on the Board for any reason other than for Cause (as defined herein), the Nonemployee Director shall be entitled to receive from the Corporation an amount, with respect to each then mature Restricted Stock Unit in the Nonemployee Director's Account, equal to the then Fair Market Value (as determined by the Committee pursuant to Section 8) of each such mature Restricted Stock Unit.

     (b)  Payment to a Nonemployee Director of the amount set forth in paragraph
(a) next above for Restricted Stock Units shall be made in cash in a lump sum. Payment will be made within sixty (60) days after the date of termination of the Nonemployee Director's service on the Board. A Nonemployee Director will not be entitled to receive any earnings on the value of his Restricted Stock Units with respect to the period between his termination of service on the Board and the receipt of payment under the Plan.

     (c) Notwithstanding any other provision of the Plan, all rights to any payment hereunder to a Nonemployee Director with respect to any mature or unmatured Restricted Stock Units will be discontinued and forfeited, and the Corporation will have no further obligation hereunder to such Nonemployee Director or any other person, if the Nonemployee Director is discharged from service on the Board for Cause. For purposes of the Plan, "Cause" shall mean:

          (1) the Nonemployee Director's conviction of any criminal violation involving dishonesty, fraud or breach of trust;

          (2) the Nonemployee Director's willful engagement in any misconduct in the performance of his duty that materially injures the Corporation;

          (3) the Nonemployee Director's performance of any act which, if known to the customers or stockholders of the Corporation, would materially and adversely impact on the business of the Corporation; or

          (4) the Nonemployee Director's willful and substantial nonperformance of assigned duties.

     The Committee shall have sole discretion with respect to the application of the provisions of this paragraph (c) and such exercise of discretion shall be conclusive and binding upon the Nonemployee Director, and all other persons.



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8.   Valuation of Restricted Stock Units
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     (a)  For all purposes of the Plan, the value of a Restricted Stock Unit on a date of grant pursuant to Section 4, or upon termination of service on the Board pursuant to Section 7, will be equal to the then Fair Market Value of a share of Common Stock.

     (b) For purposes of the Plan, Fair Market Value shall mean the average of the highest and lowest quoted selling prices for shares of Common Stock on the relevant date, or (if there were no sales on such date) the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Board.

9.   Forfeiture of Restricted Stock Units
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     If the Nonemployee Director's service on the Board is terminated for any reason other than death, disability or a Change in Control of the Corporation, such Nonemployee Director's rights with respect to Restricted Stock Units in his Account which have not matured on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Nonemployee Director nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Restricted Stock Units.

10.  Changes in Capital and Corporate Structure
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     Appropriate adjustments in the aggregate number of Restricted Stock Units issuable pursuant to the Plan, the number of outstanding Restricted Stock Units, and the value of such Restricted Stock Units, shall be made to give effect to any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spinoff, spinout or other distribution of assets to stockholders, stock distributions or combination of shares, payment of stock dividends, other increase or decrease in the number of shares of Common Stock outstanding effected without receipt or consideration by the Corporation, or any other occurrence for which the Committee determines an adjustment is appropriate. Adjustments made under this Section shall be made by the Committee, whose decision as to the nature and timing of any such adjustments shall be conclusive and binding on all persons.

11.  Nontransferability
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     Restricted Stock Units granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of a Nonemployee Director's death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Nonemployee Director's estate to be distributed in


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accordance with the Nonemployee Director's will or applicable intestacy law; or
in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Nonemployee Director, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Nonemployee Director's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

12.  Voting and Stock Ownership
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     Except as set forth in Section 5 above, no Nonemployee Director shall be entitled to any voting rights or stock ownership rights with respect to Common Stock attributable to Restricted Stock Units granted under the Plan.

13.  Miscellaneous Provisions
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     (a)  No Nonemployee Director or other person shall have any claim or right to be granted Restricted Stock Units under the Plan except as set forth in the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Nonemployee Director any right to be retained on the Board.

     (b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder. No Nonemployee Director or other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Plan and any such Nonemployee Director or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.

     (c) Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

14.  Amendment of the Plan
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     The Committee may alter or amend the Plan from time to time without obtaining the approval of the Board or the stockholders of the Corporation. No amendment to the Plan may alter, impair or reduce the number of Restricted Stock Units granted under the Plan prior to the effective date of such amendment, or adversely affect the terms of such Restricted Stock Units, without the written consent of any affected Nonemployee Director.

15.  Termination of the Plan
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     The Committee may at any time terminate the Plan without obtaining approval of the Board or the stockholders of the Corporation, and unless sooner terminated by the Committee, the Plan shall terminate on December 31, 2002. No Restricted Stock Units shall be granted pursuant to the


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Plan after the date of termination of the Plan, although after such date payments shall be made with respect to Restricted Stock Units granted prior to the date of termination in accordance with the terms of the Plan.




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